Guardant Health Reports Third Quarter 2024 Financial Results and Increases 2024 Revenue Guidance
Revenue growth of 34% driven by strong clinical and biopharma volume and Guardant360 ASP tailwinds
Shield received favorable Medicare pricing of $920
PALO ALTO, Calif. November 6, 2024 – Guardant Health, Inc. (Nasdaq: GH), a leading precision oncology company, today reported financial results for the quarter ended September 30, 2024.
Third Quarter 2024 Financial Highlights
•Recorded revenue of $191.5 million for the third quarter of 2024, an increase of 34% over the third quarter of 2023
•Reported 53,100 clinical tests (excluding Shield) and 10,500 biopharma tests in the third quarter of 2024, representing increases of 21% and 40%, respectively, over the third quarter of 2023
•Achieved Guardant360 ASP of over $3,000
•Raised 2024 annual guidance for revenue to a new range of $720 to $725 million, representing growth of 28% to 29%
•Improved free cash flow to $(55) million in the third quarter of 2024, compared to $(80) million in the prior year
•Revised annual free cash flow guidance to $(265) to $(275) million, an improvement of $70 to $80 million compared to 2023
Recent Operating Highlights
•Successfully launched Shield IVD with strong reception from physicians and patients
•Received Medicare pricing of $920 for Shield effective August 1, 2024
•CMS finalized its policy to remove cost-sharing for a follow-on colonoscopy after a blood-based screening test for Medicare beneficiaries
•Announced Medicare pricing for TissueNext will increase from $3,100 to $3,500 effective January 1, 2025
•Entered into laboratory partnership with Policlinico Gemelli in Italy, a leading European oncology center, to test advanced cancer patients locally
•Published data from SCRUM-Japan GOZILA study in Nature Medicine showing patients receiving Guardant360 CDx guided treatment survived twice as long
“We had another record quarter of revenue driven by significant Guardant360 reimbursement tailwinds and volume growth,” said Helmy Eltoukhy, co-founder and co-CEO. “With this momentum, we are raising revenue guidance for the third time this year and improving our free cash flow outlook for the full year. The upgrade of Guardant360 LDT to Smart Liquid Biopsy has already contributed to an increase in both breadth and depth of accounts, and we expect this to be a strong growth driver for our therapy selection business going forward.”
“Shield has received a very positive reception from physicians and patients in the first few months of commercial launch following FDA approval,” said AmirAli Talasaz, co-founder and co-CEO. “We were very pleased to see Shield receive a Medicare price of $920, which recognizes it as an important new class of CRC screening. We look forward to continuing to execute our commercial scale-up as we make Shield one of the most impactful products in the history of diagnostics.”
Third Quarter 2024 Financial Results
Revenue was $191.5 million for the third quarter of 2024, a 34% increase from $143.0 million for the corresponding prior year period. Precision oncology revenue grew 35%, to $180.6 million for the third quarter of 2024, from $133.4 million for the corresponding prior year period, driven by an increase in the volume of clinical tests (i.e., Guardant360, TissueNext, Response, and Reveal tests) and biopharma tests, which grew 21% and 40%, respectively, over the prior year period. The increase in precision oncology revenue was also attributable to an increase in reimbursement for our tests, due to an increase in Medicare reimbursement for our Guardant360 LDT test to $5,000, effective January 1, 2024; and an increase in both Medicare Advantage and commercial payer reimbursement. Development services and other revenue was $10.9 million for the third quarter of 2024, compared to $9.6 million for the corresponding prior year period.

Gross profit, or total revenue less cost of precision oncology testing and cost of development services and other, was $117.0 million for the third quarter of 2024, an increase of $31.6 million from $85.4 million for the corresponding prior year period. Gross margin, or gross profit divided by total revenue, was 61%, as compared to 60% for the corresponding prior year period. Precision oncology gross margin was 63% in the third quarter of 2024, as compared to 60% in the prior year period. Development services and other gross margin was 23% in the third quarter of 2024, as compared to 59% in the prior year period.
Non-GAAP gross profit was $121.1 million for the third quarter of 2024, an increase of $33.7 million, from $87.3 million for the corresponding prior year period. Non-GAAP gross margin was 63% for the third quarter of 2024, as compared to 61% for the corresponding prior year period.
Non-GAAP gross profit excluding cost of screening was $124.0 million for the third quarter of 2024, an increase of $34.3 million, from $89.7 million for the corresponding prior year period. Non-GAAP gross margin excluding cost of screening was 65% for the third quarter of 2024, as compared to 63% for the corresponding prior year period.
Operating expenses were $234.3 million for the third quarter of 2024, as compared to $199.0 million for the corresponding prior year period. Non-GAAP operating expenses were $187.3 million for the third quarter of 2024, as compared to $177.3 million for the corresponding prior year period.
Net loss was $107.8 million for the third quarter of 2024, as compared to $86.1 million for the corresponding prior year period. Net loss per share was $0.88 for the third quarter of 2024, as compared to $0.73 for the corresponding prior year period. The year-over-year increase in net loss was primarily due to a $18.3 million increase in net unrealized and realized losses recorded for our investment in Lunit, Inc.
Non-GAAP net loss was $55.0 million for the third quarter of 2024, as compared to $79.2 million for the corresponding prior year period. Non-GAAP net loss per share was $0.45 for the third quarter of 2024, as compared to $0.67 for the corresponding prior year period.
Adjusted EBITDA loss was $56.2 million for the third quarter of 2024, as compared to a $79.7 million loss for the corresponding prior year period.
Free cash flow for the third quarter of 2024 was $(55.3) million, as compared to $(80.2) million for the corresponding prior year period. Cash, cash equivalents, restricted cash and marketable debt securities were $1.0 billion as of September 30, 2024.
2024 Guidance
Guardant Health now expects full year 2024 revenue to be in the range of $720 to $725 million, representing growth of 28% to 29% compared to full year 2023. This compares to the prior range of $690 to $700 million, representing growth of 22% to 24%. Guardant Health continues to expect full year 2024 non-GAAP gross margin excluding screening to be in the range of 61% to 63% and total non-GAAP operating expenses to be in the range of $720 to $730 million, representing a flat to 1% decrease compared to 2023. Guardant Health now expects free cash flow to be in the range of $(265) to $(275) million in 2024, representing an improvement of $70 million to $80 million compared to 2023.
Webcast Information
Guardant Health will host a conference call to discuss the third quarter 2024 financial results after market close on Wednesday, November 6, 2024 at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at http://investors.guardanthealth.com. The webcast will be archived and available for replay for at least 90 days after the event.
Non-GAAP Measures
Guardant Health has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP cost of precision oncology testing, non-GAAP cost of development services and other, non-GAAP cost of screening, non-GAAP gross profit, non-GAAP gross profit excluding cost of screening, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, basic and diluted, adjusted EBITDA, and free cash flow.
We define our non-GAAP measures as the applicable GAAP measure adjusted for the impacts of stock-based compensation and related employer payroll tax payments, contingent consideration, amortization of intangible assets, unrealized and realized gains and losses on marketable equity securities, impairment of non-marketable equity securities and other related assets, and other non-recurring items.

Adjusted EBITDA is defined as net loss adjusted for interest income; interest expense; other income (expense), net; provision for income taxes; depreciation and amortization expense; stock-based compensation expense and related employer payroll tax payments; contingent consideration; and other non-recurring items. Free cash flow is defined as net cash used in operating activities in the period less purchase of property and equipment in the period.
We believe that the exclusion of certain income and expenses in calculating these non-GAAP financial measures can provide a useful measure for investors when comparing our period-to-period core operating results, and when comparing those same results to that published by our peers. We exclude certain items because we believe that these income and expenses do not reflect expected future operating performance. Additionally, certain items are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. We use these non-GAAP financial measures to evaluate ongoing operations, for internal planning and forecasting purposes, and to manage our business.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitute for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not present the full measure of our recorded costs against its revenue. In addition, our definition of the non-GAAP financial measures may differ from non-GAAP measures used by other companies.
About Guardant Health
Guardant Health is a leading precision oncology company focused on guarding wellness and giving every person more time free from cancer. Founded in 2012, Guardant is transforming patient care and accelerating new cancer therapies by providing critical insights into what drives disease through its advanced blood and tissue tests, real-world data and AI analytics. Guardant tests help improve outcomes across all stages of care, including screening to find cancer early, monitoring for recurrence in early-stage cancer, and treatment selection for patients with advanced cancer. For more information, visit guardanthealth.com and follow the company on LinkedIn, X (Twitter) and Facebook.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements relating to Guardant Health’s future results, regulatory approval for products or regarding the potential benefits and advantages of Guardant Health’s platforms, assays and tests, which involve risks and uncertainties that could cause Guardant Health’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors. These and additional risks and uncertainties that could affect Guardant Health’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its Annual Report on Form 10-K for the year ended December 31, 2023, and any current and periodic reports filed with or furnished to the Securities and Exchange Commission thereafter. The forward-looking statements in this press release are based on information available to Guardant Health as of the date hereof, and Guardant Health disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Guardant Health’s views as of any date subsequent to the date of this press release.
Investor Contact:
Zarak Khurshid
investors@guardanthealth.com
Media Contact:
Melissa Marasco
press@guardanthealth.com
+1 650-647-3711

Guardant Health, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Revenue:
Precision oncology testing	$180,604	$133,423	$503,351	$372,060
Development services and other	10,872	9,607	33,851	36,834
Total revenue	191,476	143,030	537,202	408,894
Costs and operating expenses:
Cost of precision oncology testing	66,095	53,648	191,116	148,111
Cost of development services and other	8,394	3,966	21,090	16,424
Research and development expense	87,306	93,851	254,210	277,338
Sales and marketing expense	97,880	68,934	260,172	216,100
General and administrative expense	49,129	36,174	128,243	118,135
Total costs and operating expenses	308,804	256,573	854,831	776,108
Loss from operations	(117,328)	(113,543)	(317,629)	(367,214)
Interest income	13,257	11,690	42,038	21,477
Interest expense	(646)	(644)	(1,936)	(1,933)
Other income (expense), net	(3,007)	16,885	(47,272)	56,490
Loss before provision for income taxes	(107,724)	(85,612)	(324,799)	(291,180)
Provision for income taxes	30	490	568	1,226
Net loss	$(107,754)	$(86,102)	$(325,367)	$(292,406)
Net loss per share, basic and diluted	$(0.88)	$(0.73)	$(2.66)	$(2.66)
Weighted-average shares used in computing net loss per share, basic and diluted	123,051	117,736	122,406	109,791

 Guardant Health, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except share and per share data)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$688,368	$1,133,537
Short-term marketable debt securities	310,701	35,097
Accounts receivable, net	88,465	88,783
Inventory, net	72,298	61,948
Prepaid expenses and other current assets, net	66,883	27,741
Total current assets	1,226,715	1,347,106
Property and equipment, net	125,169	145,096
Right-of-use assets, net	144,964	157,616
Intangible assets, net	7,251	8,979
Goodwill	3,290	3,290
Other assets, net	31,338	124,334
Total Assets	$1,538,727	$1,786,421
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,473	$51,741
Accrued compensation	80,647	72,736
Accrued expenses	71,671	63,475
Deferred revenue	29,554	17,965
Total current liabilities	197,345	205,917
Convertible senior notes, net	1,141,901	1,139,966
Long-term operating lease liabilities	170,131	185,848
Other long-term liabilities	89,446	96,006
Total Liabilities	1,598,823	1,627,737
Stockholders’ equity:
Common stock, par value of $0.00001 per share; 350,000,000 shares authorized as of September 30, 2024 and December 31, 2023; 123,158,418 and 121,629,861 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	1	1
Additional paid-in capital	2,410,416	2,304,220
Accumulated other comprehensive loss	(3,284)	(3,675)
Accumulated deficit	(2,467,229)	(2,141,862)
Total Stockholders’ (Deficit) Equity	(60,096)	158,684
Total Liabilities and Stockholders’ (Deficit) Equity	$1,538,727	$1,786,421

Guardant Health, Inc.
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

GAAP cost of precision oncology testing	$66,095	$53,648	$191,116	$148,111
Amortization of intangible assets	(151)	(151)	(450)	(448)
Stock-based compensation expense and related employer payroll tax payments	(1,505)	(1,120)	(4,092)	(3,563)
Non-GAAP cost of precision oncology testing	$64,439	$52,377	$186,574	$144,100

GAAP cost of development services and other	$8,394	$3,966	$21,090	$16,424
Amortization of intangible assets	—	(201)	(267)	(603)
Stock-based compensation expense and related employer payroll tax payments	(2,412)	(437)	(3,409)	(1,391)
Non-GAAP cost of development services and other	$5,982	$3,328	$17,414	$14,430

GAAP gross profit	$116,987	$85,416	$324,996	$244,359
Amortization of intangible assets	151	352	717	1,051
Stock-based compensation expense and related employer payroll tax payments	3,917	1,557	7,501	4,954
Non-GAAP gross profit	$121,055	$87,325	$333,214	$250,364

GAAP cost of screening	$5,320	$2,992	$12,108	$10,023
Amortization of intangible assets	—	(201)	(267)	(603)
Stock-based compensation expense and related employer payroll tax payments	(2,412)	(437)	(3,409)	(1,391)
Non-GAAP cost of screening	$2,908	$2,354	$8,432	$8,029
Non-GAAP gross profit excluding cost of screening	$123,963	$89,679	$341,646	$258,393

GAAP research and development expense	$87,306	$93,851	$254,210	$277,338
Stock-based compensation expense and related employer payroll tax payments	(18,750)	(8,611)	(38,815)	(25,877)
Contingent consideration	(190)	(531)	(675)	(1,632)
Non-GAAP research and development expense	$68,366	$84,709	$214,720	$249,829

GAAP sales and marketing expense	$97,880	$68,934	$260,172	$216,100
Stock-based compensation expense and related employer payroll tax payments	(13,287)	(5,137)	(27,874)	(18,657)
Non-GAAP sales and marketing expense	$84,593	$63,797	$232,298	$197,443

GAAP general and administrative expense	$49,129	$36,174	$128,243	$118,135
Amortization of intangible assets	(340)	(339)	(1,011)	(1,006)
Stock-based compensation expense and related employer payroll tax payments	(14,068)	(6,794)	(30,891)	(18,017)
Contingent consideration	(340)	(220)	(760)	(230)
Non-GAAP general and administrative expense	$34,381	$28,821	$95,581	$98,882

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

GAAP loss from operations	$(117,328)	$(113,543)	$(317,629)	$(367,214)
Amortization of intangible assets	491	691	1,728	2,057
Stock-based compensation expense and related employer payroll tax payments	50,022	22,099	105,081	67,505
Contingent consideration	530	751	1,435	1,862
Non-GAAP loss from operations	$(66,285)	$(90,002)	$(209,385)	$(295,790)

GAAP net loss	$(107,754)	$(86,102)	$(325,367)	$(292,406)
Amortization of intangible assets	491	691	1,728	2,057
Stock-based compensation expense and related employer payroll tax payments	50,022	22,099	105,081	67,505
Contingent consideration	530	751	1,435	1,862
Unrealized and realized losses (gains) on marketable equity securities	1,686	(16,634)	47,225	(84,513)
Impairment of non-marketable equity securities and other related assets	—	—	—	29,054
Non-GAAP net loss	$(55,025)	$(79,195)	$(169,898)	$(276,441)

GAAP net loss per share, basic and diluted	$(0.88)	$(0.73)	$(2.66)	$(2.66)
Non-GAAP net loss per share, basic and diluted	$(0.45)	$(0.67)	$(1.39)	$(2.52)
Weighted-average shares used in computing GAAP and Non-GAAP net loss per share, basic and diluted	123,051	117,736	122,406	109,791

Reconciliation of GAAP Net Loss to Adjusted EBITDA
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

GAAP net loss	$(107,754)	$(86,102)	$(325,367)	$(292,406)
Interest income	(13,257)	(11,690)	(42,038)	(21,477)
Interest expense	646	644	1,936	1,933
Other expense (income), net	3,007	(16,885)	47,272	(56,490)
Provision for income taxes	30	490	568	1,226
Depreciation and amortization	10,598	11,037	31,933	32,013
Stock-based compensation expense and related employer payroll tax payments	50,022	22,099	105,081	67,505
Contingent consideration	530	751	1,435	1,862
Adjusted EBITDA	$(56,178)	$(79,656)	$(179,180)	$(265,834)

Reconciliation of Free Cash Flow to Net Cash Used in Operating Activities
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Net cash used in operating activities	$(51,059)	$(77,791)	$(175,345)	$(246,247)
Purchases of property and equipment	(4,199)	(2,372)	(16,210)	(16,409)
Free cash flow	$(55,258)	$(80,163)	$(191,555)	$(262,656)